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                                                                   EXHIBIT 10(d)

                                 AMENDMENT EIGHT
                    TO THE FLEETBOSTON FINANCIAL CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                               (1996 RESTATEMENT)

         WHEREAS, the Human Resources Committee of the Board of Directors of FleetBoston Financial Corporation has determined that it is desirable to amend the FleetBoston Financial Corporation Supplemental Executive Retirement Plan (1996 Restatement), as amended (the "Plan"), as permitted by Article 7 of the Plan.

         NOW THEREFORE, the Plan is hereby amended effective immediately as follows:

1. Appendix A is hereby amended to add the following new Sub-section 3 at the end of Section A:

         3. Consistent with the actions taken by the Human Resources Committee at their meeting held on October 15, 2002, Anne Finucane shall become a participant in the Plan on January 1, 2003. For purposes of calculating her retirement benefit under the Plan, if Ms. Finucane remains continuously employed through January 1, 2008, or if her employment is terminated by the Company without "cause" or if she terminates her employment for "good reason" following a "change in control" of the Company, Ms. Finucane will receive 2 years of Credited Service for each year of actual service since January 1, 2003, such practice to continue until she is credited with a maximum of thirty
         (30) years of Credited Service. The terms "cause" and "good reason" shall be defined as such terms are defined in her change of control agreement with the Company.

IN WITNESS WHEREOF, this Amendment Eight has been adopted by the Human Resources Committee on the 15th day of October, 2002 and is executed by a duly authorized officer of FleetBoston Financial Corporation.

                                    FLEETBOSTON FINANCIAL CORPORATION

                                    By:  /s/ M. ANNE SZOSTAK
                                         -----------------------------
                                         M. Anne Szostak
                                         Executive Vice President and
                                          Director of Human Resources